                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         ZENITH ELECTRONICS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         ZENITH ELECTRONICS CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                     [ZENITH ELECTRONICS CORP LETTERHEAD]

                         ANNUAL MEETING--APRIL 25, 1995


                                                                  March 24, 1995


Dear Fellow Stockholder:

     Your Board of Directors and management cordially invite you to attend the Annual Meeting of Stockholders of Zenith Electronics Corporation to be held on Tuesday, April 25, 1995, at 9:00 a.m. at Zenith's corporate headquarters, 1000 Milwaukee Avenue, Glenview, Illinois.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders are being asked to elect a Board of ten directors, to adopt an amendment to the Restated Certificate of Incorporation, to ratify the selection of Arthur Andersen LLP as independent auditors for 1995, and to act on two stockholder proposals if properly presented at the meeting.

     It is very important that your shares are represented and voted at the meeting. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided for your convenience.

                                            Sincerely,

                                            [SIG]

                                            Jerry K. Pearlman

                      PLEASE SIGN, DATE AND MAIL PROMPTLY
                            THE ENCLOSED PROXY CARD.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. THE IMMEDIATE RETURN OF YOUR PROXY WILL BE APPRECIATED.

                         ZENITH ELECTRONICS CORPORATION
            1000 MILWAUKEE AVENUE / / GLENVIEW, ILLINOIS 60025-2493

                            NOTICE OF ANNUAL MEETING


                                              Glenview, Illinois, March 24, 1995


To the Stockholders of ZENITH ELECTRONICS CORPORATION:

     The annual meeting of stockholders of ZENITH ELECTRONICS CORPORATION (the "Company"), a Delaware corporation, will be held at the principal executive offices of the Company, 1000 Milwaukee Avenue, Glenview, Illinois on April 25, 1995 at 9:00 A.M. for the following purposes:

          (1) To elect ten directors to hold office for a term of one year and thereafter until their successors shall have been duly elected and qualified.

          (2) To act upon a proposal of the Board of Directors to amend the Company's Restated Certificate of Incorporation to increase the authorized common stock of the Company from 100,000,000 shares to 150,000,000 shares, $1 par value.

          (3) To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1995.

          (4) To act on two stockholder proposals which are set forth and described in the attached proxy statement, if such proposals are properly presented at the meeting.

          (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The record date for stockholders entitled to notice of and to vote at the meeting is March 1, 1995, at the close of business.

     A copy of the Company's annual report containing financial statements for the fiscal year ended December 31, 1994, was mailed to stockholders. That report is not incorporated herein and does not constitute a part of the proxy soliciting material.

     It is desirable that as many stockholders as possible be represented at the meeting, in person or by proxy. Whether or not you expect to attend the meeting in person, please sign, date and mail the enclosed proxy card, which is being solicited by the Board of Directors of the Company. Please act today! If you later wish to attend the meeting, you may then withdraw your proxy and vote your stock in person if you care to do so.

     Please sign, date and mail your proxy card in the enclosed postage-paid envelope.
                                            ZENITH ELECTRONICS CORPORATION

                                            David S. Levin, Secretary

                         ZENITH ELECTRONICS CORPORATION
                          PRINCIPAL EXECUTIVE OFFICES
            1000 MILWAUKEE AVENUE / / GLENVIEW, ILLINOIS 60025-2493

                                PROXY STATEMENT


     The Board of Directors of ZENITH ELECTRONICS CORPORATION (the "Company") has designated the persons named in the enclosed proxy as a proxy committee to represent the stockholders of the Company of record as of March 1, 1995, who do not attend the annual meeting of stockholders to be held April 25, 1995, but who desire to have their stock represented and voted. The proxy and this proxy statement were first mailed to stockholders on or about March 24, 1995.


     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. The proxy will be voted by the proxy committee named therein, but may be revoked at any time before it is exercised. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the Annual Meeting, by giving written notice of revocation to the Secretary prior to the Annual Meeting or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, 1000 Milwaukee Avenue, Glenview, Illinois 60025-2493, Attention: David S. Levin, Secretary.

     A stockholder may, with respect to the election of directors (i) vote for the election of all ten nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating on the proxy. A stockholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the proxy on each matter submitted to stockholders. If no instructions are given, the proxy committee will vote the shares for the election of all ten nominees named herein as directors, for the approval of the proposed amendment of the Company's Restated Certificate of Incorporation, for the ratification of the selection of the Company's independent auditors and against the stockholder proposals if such proposals are properly presented at the Annual Meeting.

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.)

     Directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote in the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the ten persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and non-voted shares in the election of directors will not affect the outcome of the election of directors. Approval of each other matter specified in the notice of the meeting (other than the proposal to amend the Company's Restated Certificate of Incorporation) requires the affirmative vote of a majority of the shares of common stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote on such matter. A vote to abstain from voting on such a matter will have the legal effect of a vote against such matter, although, non-voted shares with respect to any such matter will not affect the determination of whether such matter is approved. Approval of the proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the amendment. Thus, both abstentions and non-voted shares with respect to the proposal to amend the Company's Restated Certificate of Incorporation will have the legal effect of a vote against such proposal.

     If any person named in this proxy statement as a nominee for election as a member of the Board of Directors of the Company shall become unavailable for election for any reason, the proxy committee will vote the shares of stock represented by the proxies received by it for the election of such person as the Board of Directors of the Company shall approve in substitution for such nominee or the Board of Directors may elect not to fill the vacancy and reduce the number of directors.

                             ELECTION OF DIRECTORS

     The terms of all of the directors expire at the 1995 Annual Meeting.

     At its January 24, 1995 meeting, the Board nominated the following current directors for election to the Board for a one year term: Harry G. Beckner, T. Kimball Brooker, David H. Cohen, Ilene S. Gordon, Charles Marshall, Gerald M. McCarthy, Andrew McNally IV, Albin F. Moschner, Jerry K. Pearlman and Peter S. Willmott. Seven of the ten nominees for election as directors are independent (neither current nor former employees of the Company). Mr. Pearlman has indicated that he will retire from the Board at December 31, 1995. The Board plans to elect Albin F. Moschner as Chief Executive Officer immediately following the 1995 Annual Meeting. For a discussion of Mr. Pearlman's retirement arrangements see Executive Compensation and Other Information--Employment Agreements.

     The affirmative vote of a plurality of the votes cast by the holders of the common stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a director.

                       NOMINEES FOR ELECTION AS DIRECTORS


                                           DIRECTOR
              NAME                  AGE     SINCE                 BACKGROUND INFORMATION
- ---------------------------------   ---    --------    ---------------------------------------------
Harry G. Beckner.................   66       1973      Management Consultant since 1984. Also
                                                       Director of H.E. Butt Grocery Company, Giant
                                                       Food, Inc. and J. Sainsbury's USA, Inc.
T. Kimball Brooker...............   55       1989      President, Barbara Oil Company (investments
                                                       and oil and gas exploration) since 1989;
                                                       Managing Director, Chicago Office, Morgan
                                                       Stanley & Co. Incorporated, 1978-1988. Also
                                                       Director of Cutler Oil & Gas Corporation,
                                                       Arthur J. Gallagher & Co. and Miami
                                                       Corporation.
David H. Cohen...................   56       1990      Provost, Northwestern University since 1992;
                                                       Vice President for Research and Dean of the
                                                       Graduate School, Northwestern University,
                                                       1986-1991.
Ilene S. Gordon..................   41       1994      Vice President of Operations, Tenneco Inc.
                                                       since 1994, Senior Vice President-Total
                                                       Quality Management/Corporate Development,
                                                       1992-1994; Vice President and Area General
                                                       Manager, Containerboard Products, 1990-1992;
                                                       Vice President and General Manager, Specialty
                                                       Business, 1988-1990, Packaging Corporation of
                                                       America, a Tenneco company (manufacturer of
                                                       packaging materials).
Charles Marshall.................   65       1990      Retired; Vice Chairman of the Board, AT&T
                                                       Corp., 1985-1989. Also Director of Ceridian
                                                       Corporation, GATX Corporation, Hartmarx
                                                       Corporation, Sonat, Inc. and Sunstrand
                                                       Corporation.

                                           DIRECTOR
              NAME                  AGE     SINCE                 BACKGROUND INFORMATION
- ---------------------------------   ---    --------    ---------------------------------------------
Gerald M. McCarthy...............   53       1992      Executive Vice President, Sales and Marketing
                                                       and member of the Office of the Chairman
                                                       since 1993, Senior Vice President, Sales and
                                                       Marketing, and member of the Office of the
                                                       President, 1991-1993, Zenith Electronics
                                                       Corporation; President, Zenith Sales Company
                                                       Division of Zenith since 1983.
Andrew McNally IV................   55       1990      Chairman and Chief Executive Officer since
                                                       1993, President and Chief Executive Officer,
                                                       1978-1993, Rand McNally & Company (printing,
                                                       publishing and map making). Also Director of
                                                       Allendale Mutual Insurance Company, Hubbell
                                                       Incorporated, The Latin American Discovery
                                                       Fund, Inc., Mercury Finance Co. and Morgan
                                                       Stanley Asia-Pacific Fund.
Albin F. Moschner................   42       1992      President and Chief Operating Officer and
                                                       member of the Office of the Chairman since
                                                       1993, Senior Vice President, Operations and
                                                       member of the Office of the President,
                                                       1991-1993, Zenith Electronics Corporation;
                                                       Chief Operating Officer, Tricord Systems Inc.
                                                       (computer manufacturer), 1990-1991; Chief
                                                       Operating Officer, ETA Systems, Inc.
                                                       (computer manufacturer), 1988-1989. Also
                                                       Director of Pella Corporation and Polaroid
                                                       Corp.
Jerry K. Pearlman................   55       1983      Chairman and Chief Executive Officer since
                                                       1993, Chairman, President and Chief Executive
                                                       Officer, 1983-1993, Zenith Electronics
                                                       Corporation. Also Director of Central
                                                       Asian-American Enterprise Fund, First Chicago
                                                       Corporation and its subsidiary The First
                                                       National Bank of Chicago, and Stone Container
                                                       Corporation.
Peter S. Willmott................   57       1990      Chairman of the Board, MacFrugal's Bargains
                                                       -Close-outs Inc. (retailing) since 1990;
                                                       Chairman and Chief Executive Officer,
                                                       Willmott Services, Inc. (retailing,
                                                       consulting and investing) since 1989;
                                                       Chairman, President and Chief Executive
                                                       Officer, Carson Pirie Scott & Company (retail
                                                       and food service industries), 1983-1989. Also
                                                       Director of Browning-Ferris Industries, Inc.,
                                                       Federal Express Corporation, International
                                                       Multifoods Corporation, Maytag Corporation
                                                       and Morgan Keegan & Company, Inc.


BOARD OF DIRECTORS, COMMITTEES AND DIRECTORS' COMPENSATION

     To permit the Board of the Company to more efficiently discharge its duties, the Company has four standing Board Committees: the Executive Committee; the Audit Committee; the Organization and Compensation Committee; and the Nominating Committee. The entire membership of each of these committees, including the Chairman, consists of independent directors. Committee membership and functions are set out below.

     The Executive Committee, which currently consists of Messrs. Brooker (Chairman), McNally and Willmott, met eight times in 1994. When the Board is not in session, the Executive Committee has all of the authority of the Board except with respect to certain matters such as amendments of the Restated Certificate of Incorporation or by-laws, mergers, dispositions of substantially all of the assets of the Company, dissolution of the Company, declaration of dividends or the election, compensation or removal of officers of the Company or members of the Committee. In addition to the aforesaid authority, the functions of the Executive Committee are to review and provide advice on financial issues, review forecasts, budgets and financing plans, approve terms and conditions of any debt, equity or other financing, review proposed agendas for meetings of the Board and determine the form and scope of historical and forward-looking financial data and the frequency with which such data is supplied to the Board. The Executive Committee meets with management during the period between regular board meetings.

     The Audit Committee of the Board of Directors, which currently consists of Messrs. McNally (Chairman), Beckner, Marshall and Ms. Gordon, met three times in 1994. The Committee nominates the Company's independent auditors and reviews the auditing engagement, the fees charged by the independent auditors and the Company's internal auditing program.

     The Organization and Compensation Committee, which currently consists of Messrs. Willmott (Chairman), Cohen and Brooker, met three times in 1994. The Committee establishes compensation policies, as well as salary ranges, salaries and incentive awards for executives. In addition, the Committee approves employment contracts and authorizes grants of stock and stock options under Zenith stock incentive plans.

     The Nominating Committee, which currently consists of Messrs. Cohen (Chairman), Willmott and Ms. Gordon, met once in 1994. The duties of the Nominating Committee are to review Board membership requirements, review potential candidates and propose nominees for the Board. The Committee will consider nominees recommended by stockholders if such recommendations are submitted in writing, on a timely basis as provided in the Company's by-laws, accompanied by a description of the proposed nominees' qualifications and other relevant biographical information and an indication of the consent of the proposed nominee.

     The Company's Board of Directors met eight times during 1994. All of the incumbent directors attended 100% of the meetings of the Board and of the committees of which they were members except Mr. Beckner who attended fewer than 75% of the meetings due to illness.

     Directors of the Company who are also employees receive no remuneration for serving on the Board. Directors who are not employees are compensated at the rate of $18,000 per year, payable in quarterly installments, plus 1,000 shares of Company common stock per year to be issued annually on the first Tuesday of December, plus an option to purchase 2,000 shares of Company common stock per year to be issued annually on the day following the annual meeting of stockholders at the market price on such date. The issuance of shares and options are provided for in the Non-Employee Directors' Stock Plan approved by stockholders in 1992. The Chairman of the Audit Committee and the Organization and Compensation Committee each receives $2,000 annually for serving in those capacities and the Chairman of the Executive Committee receives $25,000 annually. In addition, non-employee directors receive $1,000 for each Board meeting and for each Committee meeting attended, plus reimbursement of expenses. In 1987 the Company adopted a Contingent Compensation Plan for non-employee directors which was replaced by the Non-Employee Directors' Stock Plan in 1992. The number of phantom stock appreciation units granted to each named non-employee director in previous years under the Contingent Compensation Plan (all of which are vested) are as follows: Mr. Beckner, 5,000; Mr. Brooker, 3,000; Messrs. Cohen, Marshall, McNally and Willmott, 2,000. The units are valued at the closing price of the Company's common stock on the date of grant. Participants are paid for each unit the amount by which the average price of a share of the Company's common stock over the 20 trading days immediately preceding the distribution date exceeds the grant price. Distributions may be, at the election of the participant, in a lump sum, in five annual installments or ten annual installments commencing on the distribution date. Participants may elect a distribution date which is two years from the date of grant, or 30 days after the participant ceases to be a director, or a specified date not earlier than the participant's 65th birthday. No amounts have been distributed to current directors pursuant to the Contingent Compensation Plan.

     Directors also participate in the Directors' Retirement Plan which provides for an annual retirement benefit of $11,000, for directors who have served on the Board for five years who retire after the age of 62. For purposes of the Directors' Retirement Plan, years of service on the Board do not include periods during which the director is a salaried officer of the Company or a subsidiary. The benefit is payable in equal quarterly installments during the director's lifetime for a period equal to but not in excess of the number of years of service on the Board. In the event of a change in control of the Company, directors otherwise entitled to retirement benefits under the Directors' Retirement Plan are entitled to receive, in a lump sum, the discounted present value of those benefits.

     Directors who are not employees also have change in control agreements with the Company which provide that in the event of a change in control of the Company, the directors will be paid a lump sum amount equal to the quarterly installments of their annual fee from the date of the change in control to the next scheduled annual meeting. "Change in control" for purposes of the aforesaid agreements and the Directors' Retirement Plan is defined as the acquisition by a third party of shares entitled to cast 25% or more of the votes that may be cast for directors, or a tender offer or other transaction resulting in the persons who were directors prior to the transaction ceasing to constitute a majority of the Board.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following lists the beneficial ownership of the Company's common stock, of all persons who are known by the Company, as of March 1, 1995, to beneficially own more than five percent of the outstanding shares of the common stock of the Company:

                                                                                              PERCENT
                                                                     AMOUNT AND NATURE          OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP    CLASS(1)
- ---------------------------------------------------------------   -----------------------    ---------
FMR Corp.......................................................          4,180,655(2)           9.2%
82 Devonshire Street
Boston, Massachusetts 02109

Reliance Financial Services Corporation........................          3,688,524(3)           7.5%
55 East 52nd Street
New York, New York 10055

The Zenith Profit Sharing Trust................................          3,056,426(4)           6.7%
The Bank of New York, Trustee
101 Barclay Street
New York, New York 10286

- ------------
(1) Percentages based on shares issued and outstanding on March 1, 1995.

(2) The Company has received from FMR Corp. (an affiliate of Fidelity Management & Research Company) a Schedule 13G which states that as of December 31, 1994 it had sole voting power with respect to 6,125 shares and sole dispositive power with respect to all 4,180,655 shares.

(3) The Company has been informed that Reliance Financial Services Corporation, as of December 31, 1994, had sole voting and dispositive power with respect to all shares based on the assumed conversion of 8.5% Senior Subordinated Convertible Debentures due 2000 (the Debentures). The percent of class is calculated assuming that Reliance Financial Services Corporation is the only holder of the Debentures that converts such Debentures.

(4) The Company has been informed by The Bank of New York that as of March 1, 1995 it shares voting and investment power with respect to all shares held as Trustee of The Zenith Profit Sharing Trust.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The directors and executive officers of the Company as a group beneficially own 1.5% of the Company's common stock. No director or nominee for election as a director or executive officer owns in excess of 1% of the Company's common stock. Included in the following table is the number of shares of the Company's common stock beneficially owned by each director of the Company and each nominee for election as a director of the Company, each of the executive officers named in the Summary Compensation Table below and the directors and all executive officers of the Company as a group as of March 1, 1995.

                           AMOUNT AND NATURE OF
                           BENEFICIAL OWNERSHIP
                         -------------------------
                                      OBTAINABLE
                                     THROUGH STOCK
  NAME OF BENEFICIAL                    OPTION
          OWNER          OWNED(1)     EXERCISE(2)
- -----------------------  --------    -------------
Harry G. Beckner.......    4,300          6,000
T. Kimball Brooker.....    9,000          6,000
David H. Cohen.........    4,500          6,000
Ilene S. Gordon........    2,000          2,000
Charles Marshall.......    9,000          6,000
Gerald M. McCarthy.....   38,734(3)      79,500
Andrew McNally IV......    6,000          6,000
Albin F. Moschner......   59,810(3)      52,500

                           AMOUNT AND NATURE OF
                           BENEFICIAL OWNERSHIP
                         -------------------------
                                      OBTAINABLE
                                     THROUGH STOCK
  NAME OF BENEFICIAL                    OPTION
         OWNER           OWNED(1)     EXERCISE(2)
- -----------------------  --------    -------------
Jerry K. Pearlman......  108,455(3)     187,500
Peter S. Willmott......   24,000          6,000
Kell B. Benson.........    3,957         26,000
John Borst, Jr.........    4,705         33,596
Michael J. Kaplan......    6,863         43,500
Directors and All
  Executive Officers as
  a Group (14
  persons).............  279,619        427,000

- ------------
(1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except for the restricted shares referred to in note 3.

(2) Includes shares of common stock which, as of March 1, 1995, were subject to outstanding stock options exercisable within 60 days.
(3) Includes restricted shares issued as described in Employment Agreements section below.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
     The following Summary Compensation Table sets forth, for the periods indicated, the cash compensation and certain other components of compensation of those persons who were, at December 31, 1994, the chief executive officer of the Company and the other four most highly compensated executive officers of the Company. The table also includes a former executive officer of the Company, John Borst, Jr., whose compensation would have placed him in the group of the four other most highly compensated officers of the Company had he been an executive officer at December 31, 1994. Those listed in the table are hereinafter referred to as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                             -------------------------------------------    -------------------------------
                                                            OTHER            RESTRICTED       SECURITIES
NAME AND PRINCIPAL                                          ANNUAL             STOCK          UNDERLYING           ALL OTHER
     POSITION        YEAR    SALARY($)    BONUS($)    COMPENSATION($)(1)    AWARDS($)(2)    OPTIONS/SARS(#)    COMPENSATION($)(3)
- -------------------  ----    ---------    --------    ------------------    ------------    ---------------    ------------------
Jerry K.             1994    $ 458,333    $     0          $      0           $403,124           35,000             $ 27,500
  Pearlman.........  1993      450,000          0                 0                  0           35,000               27,000
Chairman and Chief   1992      450,000          0                 0                  0           35,000               27,000
Executive Officer
Albin F.             1994      276,667          0                 0            525,002           25,000               16,600
  Moschner.........  1993      231,667          0                 0                  0           15,000               13,900
President and Chief  1992      202,500     96,000(4)         53,342(5)               0           15,000                2,650
Operating Officer
Gerald M.            1994      212,000          0                 0            207,496           17,000               12,720
  McCarthy.........  1993      191,333          0                 0                  0           15,000               11,480
Executive Vice       1992      178,333          0                 0                  0           15,000               10,700
President-
Sales and Marketing
and
President, Zenith
Sales
Company
Kell B. Benson.....  1994      157,833          0                 0                  0           12,000                9,470
Senior Vice          1993      154,485          0                 0                  0           10,000                9,269
  President-         1992      150,125          0                 0                  0           10,000                9,008
Finance and Chief
Financial Officer
John Borst, Jr.....  1994      154,988          0                 0                  0            8,000                9,299
Former Vice          1993      156,000          0                 0                  0            8,000                9,360
  President-         1992      152,500          0                 0                  0            8,000                9,150
General Counsel
Michael J.           1994      137,167          0                 0                  0            8,000                8,230
  Kaplan...........  1993      134,500          0                 0                  0            8,000                8,070
Vice President-      1992      130,708          0                 0                  0            8,000                7,842
Human Resources

- ------------
(1) Except as disclosed in note 5, Other Annual Compensation does not reflect the value of perquisites and other personal benefits since such compensation does not exceed minimum disclosure thresholds.

(2) The restricted stock value shown in the table is based on the closing price of the Company's common stock on the date of grant. As of December 31, 1994, Mr. Pearlman held an aggregate 81,081 shares of restricted stock valued at $942,567, Mr. Moschner held an aggregate 56,757 shares of restricted stock valued at $659,800 and Mr. McCarthy held an aggregate 32,432 shares of restricted stock valued at $377,022. All of the restricted stock held by Mr. Pearlman, Mr. Moschner and Mr. McCarthy vest as described under "Employment Agreements."


(3) The amounts included in this column reflect the annual contribution to the Company's defined contribution plan for each Named Executive Officer and for Messrs. Pearlman, Moschner, McCarthy, Benson and Borst, contractual excess retirement benefits, as described in the Employment Agreements section below, in the amount of $18,500, $7,600, $3,720, $470 and $299 respectively for the year 1994.

(4) Pursuant to a separate agreement with Mr. Moschner relating to his initial employment, the bonus in the amount shown for 1992 was guaranteed.

(5) Includes certain perquisites and personal benefits of which $47,277 is reimbursement of moving, housing and relocation costs incurred in connection with acceptance of employment with the Company.

EMPLOYMENT AGREEMENTS


     In connection with Mr. Pearlman's retirement as Chief Executive Officer on April 25, 1995, the Company and Mr. Pearlman have agreed to enter into a consulting agreement pursuant to which Mr. Pearlman will perform consulting services for the Company and agree not to compete with the Company during the period commencing on May 1, 1995, the day following his ceasing to be an employee of the Company, and ending on March 31, 2004. Pursuant to this agreement, Mr. Pearlman will continue as Chairman and a director of the Company and will be available to the Company on a full-time basis until December 31, 1995. Thereafter, he will be available to the Company for up to 10 days during any calendar quarter. Mr. Pearlman's noncompetition agreement will be on a worldwide basis and extend to all consumer home entertainment electronic hardware industries in which the Company currently competes. In the event that the Company does not utilize Mr. Pearlman's consulting services for more than 10 days during any 12-month period after May 1, 1998, his noncompetition agreement will terminate. As compensation for his consulting services, Mr. Pearlman will receive $18,000 per month, less the cost of certain medical and dental insurance premiums, during the term of the agreement and such payments would be accelerated in the event of Mr. Pearlman's death prior to the expiration of the agreement. An amount equal to the present value of the unpaid consulting compensation will be deposited into a grantor trust in three installments on January 2 and May 1, 1996 and on May 1, 1997 and the monthly payments of such consulting compensation will be made to Mr. Pearlman as they become due. In addition, Mr. Pearlman's stock options will be amended so that his unexercisable options will become fully exercisable upon his retirement and the exercise period of all of his unexercised options will be extended from two years to three years following retirement, as permitted by the 1987 Zenith Stock Incentive Plan. Mr. Pearlman's restricted stock will be forfeited upon his retirement. The amount of approximately $4,600 per month payable to Mr. Pearlman pursuant to the Company's Supplemental Executive Retirement Income Plan over a 15-year period commencing May 1, 1995 will be increased so that he will be paid during such period at the rate of $6,480 per month. Under the agreement, Mr. Pearlman will be eligible to receive a pro rata share of his incentive compensation for 1995, provided that the Company achieves its earnings target for such year, and, in the discretion of the Board of Directors, he may be awarded a special bonus in connection with projects in which he participates during the consulting period in 1995. In addition, the Company automobile currently used by Mr. Pearlman will be transferred to him on January 1, 1996 and he will be provided certain life insurance coverage during the consulting period.


     Mr. Pearlman and Mr. McCarthy entered into employment agreements with the Company in 1987 pursuant to which 37,500 shares of restricted stock were issued to Mr. Pearlman and 10,000 shares of restricted stock were issued to Mr. McCarthy. The 1987 employment agreements with Messrs. Pearlman and McCarthy were amended in 1994 to conform to the provisions of the 1994 restricted stock award agreements described below and to eliminate any obligation of the Company to repurchase such shares or to pay the executive any difference between fair market value of such shares and any agreed value which were provided in the 1987 agreements.

     In 1994 Messrs. Pearlman, Moschner and McCarthy entered into restricted stock award agreements pursuant to which the following additional shares of restricted stock were issued: Mr. Pearlman--43,581, Mr. Moschner--56,757, Mr. McCarthy--22,432. The shares of restricted stock issued in 1994 are subject to forfeiture in the event of termination of employment prior to age 65, other than by reason of death, disability or termination of employment for good reason (change in status, pay or benefits) after a change in control of the Company. Change in control is defined under Termination and Change of Control Agreements below. The restrictions will lapse as to one fifteenth of such shares per year over a 15 year post employment period. Upon death or disability or termination following a change of control as previously defined or certain other circumstances, 100% of the restricted shares would become free of any restrictions. The agreements impose consulting duties on the executive during the 15 year post employment period of no more than one day per month and a duty to refrain from competitive activities for a two year period following termination of employment.

     All of the Named Executive Officers have employment agreements which provide, during the period of employment and for a period of ten years thereafter, a death benefit in the amount of one and one-half times the individual's salary. At the end of each of the ten years following the cessation of employment, the amount of death benefit decreases by ten percent of the original amount. The agreements also provide supplemental long-term disability benefits in the amount of two-thirds of the amount by which the individual's base salary exceeds the maximum insured salary under the Company's long-term disability program. The supplemental long-term disability benefits are currently limited to $52,000 per year. All of the employment contracts also provide that the Company will pay to the employee, pursuant to the contract, the amount by which the benefits payable under the Company's retirement plan ("Zenith Salaried Profit Sharing Retirement Plan") exceed the benefit limitations imposed by the Employee Retirement Income Security Act or the Internal Revenue Code. This latter benefit is now incorporated into the Zenith Electronics Corporation Supplemental Salaried Profit Sharing Retirement Plan.

TERMINATION AND CHANGE OF CONTROL AGREEMENTS

     The Company has recognized that corporate takeovers have a widespread distracting effect on management personnel of many corporations. Accordingly, in order to ensure the retention of key executive personnel and to alleviate the distracting effects of any change in corporate control, the Company, in common with many other corporations, has entered into agreements with selected key members of management.

     The agreements, which are outstanding with the Named Executive Officers, provide for severance pay and benefits in the event of termination of employment within two years after a change in control of the Company. The agreements define a change in control as either the acquisition by a third party of 25% or more of the voting power to elect directors or a change in majority of the Board of Directors resulting from a tender or exchange offer, merger or other business combination, sale of assets, contested election or any combination of such causes. The agreements define severance pay as the highest monthly salary in the three years preceding termination plus one-twelfth of the annual incentive award which the employee would have received in the year of termination assuming performance at the target award level.

     Under the agreements, severance pay and benefits will not be paid if employment is terminated because of death, retirement or disability, or by the Company for cause, or by the employee other than for good reason. The agreements provide for a lump sum payment equal to 36 months severance pay. The agreements also provide that upon termination within 24 months after a change in control of the Company, the employee will receive: (1) an amount equal to the excess of the highest per share price paid pursuant to the tender or exchange offer or other change of control over the closing price of the Company's shares on the day such employee receives or issues a notice of termination times the number of shares owned by the employee; and (2) upon the extinguishment of the employee's stock option rights, an amount equal to the aggregate spread between the exercise price of all the employee's options (whether or not exercisable) and the higher of the closing price of the Company's shares on the date of the employee's termination or the highest per share price paid pursuant to the tender offer, exchange offer or other change in control. Other provisions of the agreements require the Company to maintain for the benefit of the employee, for a period of two years after his termination, all employee benefits including group medical and dental, health and accident, long term disability and group life insurance as well as any executive insurance program in which the employee was participating at the time of his termination. The agreements also provide that if, by reason of the federal income tax provisions imposing an excise tax on "excess parachute payments," the net after-tax proceeds to be realized by the individual would be increased by reducing the payments so that there were no excess parachute payments subject to the excise tax, then the payments shall be reduced so as to maximize the net after-tax proceeds to the individual. The Company is obligated under the agreements to reimburse the employee for legal fees and expenses incurred in successfully enforcing the agreement. If the Named Executive Officers had been terminated following a change in control on December 31, 1994, they would be entitled to receive the following amounts as severance pay and in consideration of stock option rights: Mr. Pearlman--$2,839,000; Mr. Moschner--$1,613,750; Mr. McCarthy--$1,206,000; Mr. Benson--$814,000; Mr. Borst--$790,187, Mr.
Kaplan--$728,875.

OPTION/SAR GRANTS IN 1994

     Shown below is information on grants of options to purchase common stock to the Named Executive Officers made in 1994. No stock appreciation rights (SARs) were granted to the Named Executive Officers during 1994.

                           NUMBER OF SECURITIES       PERCENT OF TOTAL     EXERCISE OR                GRANT DATE
                          UNDERLYING OPTIONS/SARS   OPTIONS/SARS GRANTED   BASE PRICE    EXPIRATION     PRESENT
          NAME                 GRANTED(#)(1)        TO EMPLOYEES IN 1994    ($/SH)(2)       DATE      VALUE($)(3)
- ------------------------  -----------------------   --------------------   -----------   ----------   -----------
Jerry K. Pearlman.......           35,000                    5.7%            $ 9.625      4/07/2004    $ 234,605
Albin F. Moschner.......           25,000                    4.1               9.625      4/07/2004      167,575
Gerald M. McCarthy......           17,000                    2.8               9.625      4/07/2004      113,951
Kell B. Benson..........           12,000                    2.0               9.625      4/07/2004       80,436
John Borst, Jr..........            8,000                    1.3               9.625      4/07/2004(4)    53,624
Michael J. Kaplan.......            8,000                    1.3               9.625      4/07/2004       53,624

- ------------
(1) All options granted and reported in this table have the following terms: each option vests over a two-year period, with 50% of the shares becoming exercisable at the beginning of the second year after the date of grant and with the entire option becoming exercisable at the end of the second year.

(2) Exercise price is the fair market value of the common stock on the date of grant.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. In calculating the grant date present values set forth in the table, a factor of 48% has been assigned to the volatility of the common stock based on the rolling 60 day daily stock market quotations for the two years preceding the date of grant, no dividend yield on the common stock has been assumed, the risk-free rate of return has been fixed at 6.86%, the rate for a ten year U.S. Treasury Note on the date of grant, and the exercise of the options has been assumed to occur at the end of the actual option term of ten years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the actual value, if any, an executive may realize will depend on the common stock price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(4) As of March 1, 1995, Mr. Borst's options will expire on February 2, 1997.

AGGREGATED OPTION/SAR EXERCISES IN 1994 AND YEAR-END OPTION/SAR VALUES

     Shown below is information concerning the exercise in 1994 of options to purchase Company common stock by the Named Executive Officers and the unexercised options to purchase Company common stock held by the Named Executive Officers at December 31, 1994. No Named Executive Officers exercised SARs in 1994 and no such Officer currently holds any SARs.

                                    SHARES                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                   ACQUIRED                 UNDERLYING UNEXERCISED            IN-THE-MONEY
                                      ON        VALUE       OPTIONS/SARS AT FISCAL       OPTIONS/SARS AT FISCAL
                                   EXERCISE    REALIZED           YEAR-END(#)                YEAR-END($)(2)
              NAME                   (#)        ($)(1)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- --------------------------------   --------    --------    -------------------------    -------------------------
Jerry K. Pearlman...............    30,000     $146,250          152,500/52,500             $467,188/$146,562
Albin F. Moschner...............    20,000      107,500           32,500/32,500                113,438/82,812
Gerald M. McCarthy..............         0            0           63,500/24,500                209,188/66,812
Kell B. Benson..................    24,400       65,550           15,000/17,000                 40,625/45,875
John Borst, Jr..................         0            0           33,596/12,000                102,687/33,500
Michael J. Kaplan...............         0            0           35,500/12,000                120,875/33,500

- ------------
(1) The value realized equals the aggregate amount of the excess of the closing price of the Company's common stock on the date of exercise over the exercise price.

(2) The value is calculated based on the aggregate amount of the excess of $11.625 (the closing price of the Company's common stock on December 31, 1994) over the applicable exercise price.

PENSION PLAN TABLE

     The following table reflects the annual benefits which would be received under the Zenith Electronics Corporation Supplemental Executive Retirement Income Plan (the "SERP") by a participant who retires at age 65 with at least ten years of service.

                                                                YEARS OF SERVICE
                                     -----------------------------------------------------------------------
FINAL AVERAGE PAY                      10          15           20           25           30           35
- -----------------                    -------     -------     --------     --------     --------     --------
   $250,000.......................   $ 2,459     $18,967     $ 34,582     $ 49,191     $ 39,037     $ 27,608
    300,000.......................     5,787      25,597       44,335       61,866       49,680       35,966
    350,000.......................     9,114      32,227       54,087       74,540       60,324       44,323
    400,000.......................    12,442      38,856       63,840       87,214       70,967       52,681
    450,000.......................    15,770      45,486       73,593       99,889       81,611       61,039
    500,000.......................    19,098      52,115       83,345      112,563       92,254       69,397
    550,000.......................    22,426      58,745       93,098      125,238      102,897       77,754
    600,000.......................    25,754      65,374      102,850      137,912      113,541       86,112
    650,000.......................    29,081      72,004      112,603      150,586      124,184       94,469
    700,000.......................    32,409      78,634      122,353      163,261      134,828      102,827
    750,000.......................    35,737      85,263      132,108      175,935      145,471      111,185
    800,000.......................    39,065      91,893      141,860      188,609      156,115      119,543
    850,000.......................    42,393      98,522      151,613      201,284      166,758      127,900


     The SERP has been designed to provide the actuarial equivalent value of a straight life annuity, where each annual payment equals 50 percent of the participant's "final average pay" (where "final average pay" equals the average of the participant's last five years of base salary plus annual bonus, as reflected in the Summary Compensation Table). The "final average pay" of Messrs. Pearlman, Moschner and McCarthy (currently the only participants in the SERP) as of December 31, 1994 is $466,414, $268,945, and $190,483, respectively.


     The amounts appearing in the table reflect the reduction in the SERP amount attributable to the following SERP offsets: (1) benefits provided under the Zenith Salaried Profit Sharing Retirement Plan; (2) benefits provided under the Zenith Electronics Corporation Supplemental Salaried Profit Sharing Retirement Plan; (3) the July 26, 1994 fair market value of restricted stock held by participants as part of their retirement program; and (4) primary social security benefits.

     The SERP benefits are reduced for all participants who, as of the date of retirement, have less than 25 years of credited service (participants who have less than ten years of credited service at retirement are not eligible to receive any SERP benefits). As of December 31, 1994, Messrs. Pearlman, Moschner, and McCarthy had 23, 3 and 24 years of credited service, respectively. The SERP benefits also are reduced in the event a participant retires prior to age 65 (a participant who retires prior to age 55 is not eligible to receive SERP benefits).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the report of the Organization and Compensation Committee on 1994 executive compensation:

                                 BASE SALARIES

     Base salaries for Company executives represent compensation for the execution of defined job accountabilities. Using market data from several nationally recognized executive compensation surveys, base salaries and salary range midpoints are annually compared to peer level positions in companies of similar size in the electrical/electronics and consumer durables industries including four of the six companies used in the peer group in the performance graph below.

     The executive officers' base salaries and salary range midpoints, including those of the Chief Executive Officer, were targeted below the relevant median salary of comparison group companies.

     In July 1994, the Committee met to review the executive officers' salaries for base salary increases. Due to a salary freeze, most executives did not receive an increase in 1993, and salaries had fallen considerably below targeted levels. Base salary increases are determined based on individual performance and the economic conditions of the Company. The Committee approved increases for all executive officers including an increase of $25,000, effective September 1, 1994, for the Chief Executive Officer. Resulting salaries remain below median salary levels of comparison group companies.

                               ANNUAL INCENTIVES

     Annual incentives are the vehicle to recognize and reward accomplishments in a given year. Using the same survey sources as consulted for base salaries, annual incentive target awards are compared with peer level positions' awards in companies of similar size and industry. Target payouts for Company executives are defined as a percent of their salary range midpoint. The percent of midpoint targets were set at median levels to the comparator group.

     The 1994 plan for the executive officers was based entirely on overall corporate profit before taxes. The Organization and Compensation Committee established threshold, target and maximum goals based on budgeted profit objectives for the year. Payout opportunities ranged from 0% to 200% of target opportunities. Actual incentive payouts are based on the performance level attained and the executive's target incentive percent.

     The annual incentive plan for the Chief Executive Officer was the same as that for the other executive officers.

     This fiscal year's financial performance failed to meet the corporate financial threshold. Therefore, no bonus payments were made to any executives under this plan.

                              LONG TERM INCENTIVES

     The Zenith Stock Incentive Plan allows executives and key employees the opportunity to participate in the long term growth and financial success of the Company through earnings from stock options that are based entirely on common stock performance, thus linking the interests of the Company's employees with those of its stockholders. The Organization and Compensation Committee administers and authorizes stock option grants under the plan. All stock options are non-qualified options, granted at the market price on the date of grant for a ten-year term. In 1991, the Committee reviewed data on the option grant practices of other large companies derived from a nationally recognized executive compensation survey which included some but not all of the companies used in the peer group in the performance graph. Guidelines were implemented calling for share awards designed to achieve long-term earnings of a targeted multiple of 2 to 2.5 times base pay over a 5 year period based on future stock price appreciation. In 1994, options were granted to Company's executive officers based on the share award guidelines established in 1991, including 35,000 options for Mr. Pearlman.

     Restricted stock was granted to the Messrs. Pearlman, Moschner and McCarthy in 1994, which included 43,581 shares to Mr. Pearlman. Share awards were determined in order to provide a targeted offset amount to the defined benefit retirement plan described in the Pension Plan Table. Shares vest only upon retirement at age 65. The Committee believes that including restricted stock in the retirement benefit provides an alignment to the long term performance of the Company which is not possible in pension plans which are not based on stock price performance.

                   POLICY REGARDING--IRS CODE, SECTION 162(M)

     The Company will retain its current mix of compensation elements for the executive officers (base salary, short-term and long-term incentives) and continue to utilize long term incentives (stock options). Under the transition rules provided in the 1993 regulations, as amended, stock option plans that meet the requirements under SEC Rule 16b-3 are deemed to meet the performance-based compensation exception and need not be amended until 1997. Zenith's current stock incentive plan which expires in 1997 meets the SEC Rule 16b-3 criteria. To ensure continued deductibility of future long-term grants, the Company intends to submit a new plan for shareholder approval at that time.

This foregoing report was furnished by the members of the Organization and Compensation Committee.

                                            Peter S. Willmott, Chairman
                                            T. Kimball Brooker
                                            David H. Cohen

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's cumulative total stockholder return on its common stock, for a five-year period (December 31, 1989 to December 31, 1994) with the cumulative total return of the Standard & Poor's 500 Stock Index (which includes the Company), and a peer group of companies selected by the Company for purposes of the comparison. The Company developed a group of peer issuers (whose stock is traded on the New York Stock Exchange) due to lack of an appropriate published industry peer group index. The peer group includes companies involved extensively in consumer electronics (Matsushita Electric Industrial Co. Ltd.; Sony Corp.; Philips Electronics N.V.; Emerson Radio Corp.) and consumer durables manufacturers operating primarily in North America (Maytag Corp.; Fedders Corp.).

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           S&P 500       PEER GROUP        ZENITH
1989                                       100             100             100
1990                                     96.89           68.77           51.96
1991                                    126.42           69.82           57.84
1992                                    136.05           59.05           46.08
1993                                    149.76           88.62           54.90
1994                                    151.74          106.80           91.18

- ------------
(1) Assumes that the value of the investment in Zenith common stock and each index was $100 on December 31, 1989 and that all dividends are reinvested.

             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK


     On December 13, 1994, the Board of Directors unanimously adopted a resolution approving an amendment to Article Four of the Company's Restated Certificate of Incorporation which would increase the number of authorized shares of common stock of the Company, $1.00 par value per share, from 100,000,000 shares to 150,000,000 shares. The Board further resolved that the amendment be submitted to stockholders for their approval. The proposed amendment to the Restated Certificate of Incorporation is set forth in Exhibit A to this proxy statement. The Board of Directors believes that the authorization of the additional shares of capital stock will enable the Company to continue the permanent equity financing necessary to improve the Company's capital structure and sustain its current capital investment programs and future growth.



     In March 1995, the Company commenced sales of common stock under a shelf registration covering up to 6,500,000 shares of authorized but unissued shares (of which 346,100 shares have been sold through March 10, 1995). The Company is considering conducting one or more additional offerings of common stock, or of debt or preferred stock convertible into common stock during 1995. Whether it proceeds with any such offerings will depend upon a number of factors, including market conditions and alternative financing arrangements. The Company, will also continue to issue shares of common stock under its employee benefit plans. The authorization of additional shares will also permit the Company to be in a position to take advantage of other opportunities for which issuance of Company common stock might be appropriate, although no such other opportunities are currently under consideration. No further action by the Company's stockholders is required for issuance of the additional shares of common stock except to the extent required by the rules of the New York Stock Exchange or applicable law.



     As of March 1, 1995, 45,675,723 shares of common stock were issued and outstanding. In addition, 10,515,246 shares of common stock have been reserved for issuance for conversion of the Company's 6 1/4% Convertible Subordinated Debentures Due 2011, and the Company's 8.5% Senior Subordinated Convertible Debentures Due 2000 and 2001. An additional 2,921,605 shares of common stock are reserved for issuance pursuant to the Company's 1987 Stock Incentive Plan. As of such date, 29,556,287 shares of common stock were required to be reserved for issuance in connection with the exercise of rights to purchase the Company's common stock (the "Rights") upon the terms and subject to the conditions set forth in the Rights Agreement dated as of October 3, 1986, as amended, between the Company and The Bank of New York as Rights Agent (the "Rights Agreement"). Accordingly, as of March 1, 1995, an aggregate of approximately 88,668,861 shares of common stock were outstanding or required to be reserved for issuance, and there remained an aggregate of approximately 11,331,139 shares of common stock available for issuance. The number of available shares, however, may be effectively reduced by one third after giving effect to the requirement of the Rights Agreement that, under certain circumstances, upon issuance of any shares of common stock the Company must issue one right for each share issued and must reserve for issuance one half additional shares of common stock in connection with the exercise of each Right.



     The purposes of the Board of Directors in proposing this amendment are as stated above, although the availability for issuance of additional shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company.


     The additional shares for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Authorized but unissued shares of common stock are generally available for future issuance at the discretion of the Board of Directors. Holders of common stock have no preemptive rights.

     If approved, the Proposed Amendment would become effective upon filing with the Secretary of State of Delaware a Certificate of Amendment to the Company's Restated Certificate of Incorporation, which filing is expected to take place shortly after such approval. Under the provisions of the General Corporation Law of Delaware, a favorable vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the Proposed Amendment is required for adoption of the Proposed Amendment. Abstentions and non-voted shares with respect to the Proposed Amendment will have the legal effect of a vote against the Proposed Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK.

                             SELECTION OF AUDITORS

     The Board of Directors of the Company has selected Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company for the year 1995 and to perform other accounting services. The firm of Arthur Andersen LLP, an international firm of public accountants, has performed such services for the Company since 1948. The Board of Directors considers this firm well qualified. If not otherwise specified, the proxies will be voted in favor of ratifying the selection of Arthur Andersen LLP by the Board of Directors. Representatives of that firm will be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SELECTION OF AUDITORS.

     If the holders of a majority of the outstanding shares of common stock of the Company present at the meeting in person or by proxy and entitled to vote on the matter fail to ratify the selection of Arthur Andersen LLP as independent auditors, the Board of Directors will consider the selection of another accounting firm.

                STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

     The Company has been advised by Mr. John J. Gilbert, Ms. Margaret R. Gilbert, 29 East 64th Street, New York, NY 10021-7043 and Mr. Martin Glotzer, 7061 N. Kedzie Avenue, Chicago, Illinois 60645, that they will cause a resolution to be introduced at the Annual Meeting of Stockholders. John J. Gilbert and/or Margaret R. Gilbert, as co-trustees under the will of Minnie D. Gilbert, hold 245 shares of the Company's stock and as co-trustees under the will of Samuel Rosenthal, hold 245 shares of the company's stock and also represent additional family interests of 200 shares of the Company's stock. Mr. Gilbert and Mr. Glotzer each hold 200 shares of the Company's stock. The text of their resolution and statement in support thereof is as follows:

     "RESOLVED: That the stockholders of Zenith Electronics Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she see fit.

                                    "REASONS

          "Continued very strong support along the lines we suggest was shown at the last annual meeting when 26%, 1,363 owners of 4,837,768 shares, were cast in favor of this proposal. The vote against included 962 unmarked proxies.


          "A law enacted in California provides that all state pension holdings, as well as state college funds, invested in shares, must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.



          "The National Bank Act has provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.


          "We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion.

          "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

          "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 they raised their dividend. We believe Zenith should follow these examples.

          "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     Each director of the Company currently is elected by the holders of a plurality of the shares of common stock of the Company present at the annual meeting. Cumulative voting, however, could allow a small group of stockholders to elect one or more directors. A director elected in this way would be the choice of and could represent the special interests of the stockholder group responsible for electing the director. The partisanship among directors and the voting on behalf of special interests that might result could interfere with the effective functioning of the Board and could be contrary to the interests of the Company and its stockholders as a whole.

     The Board of Directors continues to believe that directors should serve the best interests of the Company and all of its stockholders rather than the special interests of a small group of stockholders. The Board believes that the present system of voting, whereby directors are elected by the holders of a plurality of the shares present at the annual meeting, provides the most effective management and the best assurance that the directors' decisions will be in the interests of all stockholders. The Board recommends that stockholders vote AGAINST this proposal.

               STOCKHOLDER PROPOSAL REGARDING MEXICAN OPERATIONS

     The following proposal was submitted by three organizations, which generally refer to themselves as "religious shareholders," and whose names and addresses and the number of shares owned by each will be furnished orally or in writing as requested, promptly upon receipt of any oral or written request therefor. The text of their resolution and statement in support thereof is as follows:

     "WHEREAS, we believe Zenith Electronics operations in Mexico should respect fundamental principals of safe environmental practices, adequate health and safety standards for workers, and compensation which would provide for a dignified quality of life for workers.

     "RESOLVED that shareholders request the Board of Directors to provide a comprehensive report describing our company's maquiladora operations as well as a forecast of operations under NAFTA, the North American Free Trade Agreement. This report should be available to shareholders on request within six months of the 1995 annual shareholder meeting, may omit confidential information and be prepared at reasonable cost.

                             "SUPPORTING STATEMENT

     "Our company was one of the first to see that competitive pressures in its main business, consumer video products, required it to cut costs by manufacturing these products in a low wage country. The majority of our workers are in Mexico. Only picture tubes are finally assembled in the United States.

     "Our Company operates in different regions of Mexico and pays substantially different compensation for the same work, yet the cost of living is approximately the same in all border regions. Rather than increasing cash salaries to meet the rising cost of living, our Company extensively uses another method of compensation (called Social Provisions) by issuing food coupons. These can only be redeemed in selective stores, not necessarily close to where workers live.

     "Supervisory personnel are almost exclusively male while the line workers are mostly female leading to worker complaints of harassment. Annual worker turnover is very high adding to the cost of operations.

     "Visits by concerned shareholders to company plants in Matamoros and Reynosa in early 1992 resulted in management's adopting a seven point action plan to improve health and safety conditions in these plants. The proponents of this resolution last met with management in March, 1993. At that time they learned of management's review of health and safety issues and corrections which would benefit workers and the environment, such as a commitment to phase out CFCs and to initiate a new work process for soldering in enclosed ovens rather than on the open line. The March meeting also reinforced shareholder's opinion that these kinds of reports MUST be made to shareholders on an annual basis.

     "A report, such as the one requested, will demonstrate our Company's commitment for the welfare of all its employees and the protection of the environment. Numerous companies, including Allied Signal, Ford, ATT, General Motors, Illinois Tool, ITT, Johnson & Johnson, RR Donnelley, and WMX Technologies, have published such reports."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that the development of such a report would be unnecessary and burdensome and could precipitate requests for numerous specialized reports, the principal objectives of which, in the opinion of the Company, would be to focus public attention on broad social and economic concerns rather than to advance the interests of the Company and its stockholders. The Board of Directors recommends that stockholders vote AGAINST this proposal.

                                 OTHER MATTERS

     As of the date of this proxy statement, the management does not know of any business other than that mentioned above which will be presented for consideration. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

     The solicitation of proxies for the meeting is being made by mail, although the Company may also use its officers and regular employees to solicit proxies from stockholders, personally or by telephone, telecopy, telegraph or letter. Such persons will receive no additional compensation for such services. The cost of preparing, assembling and mailing this and any supplemental proxy material, and all other costs of this solicitation will be borne by the Company. Arrangements will be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has engaged D. F. King & Co., Inc. ("D. F. King") to provide advisory services, to assist in soliciting proxies and to provide materials to custodians, nominees and fiduciaries and has agreed to indemnify D. F. King against certain liabilities. For such services, the Company will pay D. F. King approximately $20,000, plus reasonable out-of-pocket costs and expenses.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     In order to be considered for inclusion in the Company's 1996 proxy statement, stockholder proposals must be received on or before November 19, 1995.

                 NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS

     The Company has 100,000,000 shares of common stock of $1 par value authorized of which 45,675,723 are outstanding and entitled to vote as of March 1, 1995. The holders of the common stock are entitled to one vote for each share held and may not cumulate votes for directors.

                                            By order of the Board of Directors

                                            David S. Levin, Secretary


March 24, 1995


IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. STOCKHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE ACT TODAY!

                                                                       EXHIBIT A

RESOLVED that the first sentence of Article Four of the Restated Certificate of Incorporation of Zenith Electronics Corporation be and the same is hereby amended to read as follows:

                                  ARTICLE FOUR

     The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue shall be one hundred fifty eight million (158,000,000) shares which shall be divided into two classes of stock as follows:

     Eight million (8,000,000) shares of preferred stock having a par value of One Dollar ($1) per share, and

     One hundred fifty million (150,000,000) shares of common stock having a par value of One Dollar ($1) per share.

                              STOCKHOLDER PROXY
                        ZENITH ELECTRONICS CORPORATION
                  1000 MILWAUKEE AVENUE, GLENVIEW, IL 60025


        The undersigned hereby directs The Bank of New York, as trustee of the Zenith Profit-Sharing Retirement Trust (the "Trustee"), to represent and vote, as designated on the reverse side hereof, either in person or by proxy appointing Michael J. Kaplan, David S. Levin and Stephen K. Weber or any of them, as proxies with full power of substitution or revocation, to represent and vote all the shares of common stock held of record on March 1, 1995 in the Zenith Stock Fund representing the undersigned's interest in such Fund, at the annual meeting of stockholders of Zenith Electronics Corporation to be held at 1000 Milwaukee Avenue, Glenview, Illinois on April 25, 1995 at 9:00 A.M., or any adjournment thereof on the election of directors, the adoption of an amendment to the Restated Certificate of Incorporation, the ratification of the selection of independent auditors, the two stockholder proposals and on such other business as may properly come before the meeting.

        THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS AS MAY BE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD. IT IS UNDERSTOOD, HOWEVER, THAT THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, BUT AGAINST THE TWO STOCKHOLDER PROPOSALS, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED. THE SPACES FOR YOUR VOTES AND SIGNATURE ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY. THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                                ZENITH ELECTRONICS CORPORATION
                                                P.O. BOX 11528
                                                NEW YORK, N.Y. 10203-0528


        (Continued, and to be signed and dated, on the reverse side).

ZENITH ELECTRONICS CORPORATION          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
1000 Milwaukee Avenue                          TO BE HELD APRIL 25, 1995
Glenview, IL 60025

Dear Fellow Zenith Employee:

        Enclosed is your copy of Zenith's 1994 Annual Report. As Al Moschner and I say in our message to stockholders, we are proud of our progress as Zenith people work together to reinvent our company.

        The proxy statement for stockholders also is enclosed. As a member of the Zenith Profit-Sharing Retirement Plan with an investment in the Zenith Stock Fund, you can decide how the shares in the Stock will be voted, to adopt an amendment to the Restated Certificate of Incorporation, to ratify the selection of our independent auditors, to vote on two stockholder proposals and to select your Board of Directors.

        By signing and returning the attached proxy card in the accompanying envelope, you tell the plan's trustee, The Bank of New York, how to vote shares representing your portion of the Zenith Stock Fund. Only the trustee will know how you voted. If you don't vote, the trustee will automatically vote shares in the Stock Fund in the same proportion as votes received from other profit-sharing plan members.

        Zenith's future depends on the efforts and support of everybody in the Zenith family. Because of your important role in carrying out our strategy, I urge you to read the annual report to understand our progress and future plans.


                                            ON BEHALF OF YOUR BOARD OF DIRECTORS



                                            JERRY K. PEARLMAN
                                            Chairman and Chief Executive Officer



                                                      DETACH PROXY CARD HERE
- ------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3

1. Election of Directors        FOR all nominees   [ ]       WITHHOLD AUTHORITY to vote     [ ]         EXCEPTIONS    [ ]
                                listed below                 for all nominees listed below

   Nominees: Harry G. Beckner, T. Kimball Brooker, David H. Cohen, Ilene S. Gordon, Charles Marshall, Gerald M. McCarthy,
             Andrew NcNally IV, Albin F. Moschner, Jerry K. Pearlman and Peter S. Willmott.

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name

2. Adoption of an Amendment to the Restated Certificate of Incorporation authorizing additional Common Stock.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

3. Selection of Arthur Andersen LLP as independent auditors of the Company.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4 AND 5
4. Stockholder proposal regarding cumulative voting.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

5. Stockholder proposal regarding report on Mexican operations.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

                                                                                                         Change of Address or
                                                                                                         Comments Mark Here   [ ]

                                                                                         Please sign exactly as name appears hereon.

                                                                                         DATED:_____________________________, 1995

                                                                                         _________________________________________
                                                                                                   Signature of Stockholder

                                                                                         VOTES MUST BE INDICATED
PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.            (X) IN BLACK OR BLUE INK.   [ ]

                              STOCKHOLDER PROXY
                        ZENITH ELECTRONICS CORPORATION
                  1000 Milwaukee Avenue, Glenview, IL 60025

        The undersigned hereby appoints Michael J. Kaplan, David S. Levin and Stephen K. Weber or any of them, as proxies with full power of substitution or revocation, to represent and vote all the shares of common stock held of record on March 1, 1995, by the undersigned, at the annual meeting of stockholders of Zenith Electronics Corporation to be held at 1000 Milwaukee Avenue, Glenview, Illinois on April 25, 1995 at 9:00 A.M., or any adjournment thereof on the election of directors, the adoption of an amendment to the Restated Certificate of Incorporation, the ratification of the selection of independent auditors, the two stockholder proposals and on such other business as may properly come before the meeting.

        THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS AS MAY BE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD. IT IS UNDERSTOOD, HOWEVER, THAT THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, BUT AGAINST THE TWO STOCKHOLDER PROPOSALS, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED. THE SPACES FOR YOUR VOTES AND SIGNATURE ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY. THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                   (Continued, and to be signed and dated, on the reverse side)


                             ZENITH ELECTRONICS CORPORATION
                             P.O. BOX 11528
                             NEW YORK, N.Y.  10203-0528

ZENITH ELECTRONICS CORPORATION         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
1000 Milwaukee Avenue                        TO BE HELD APRIL 25, 1995
Glenview, IL  60025

Dear Stockholder:

        The annual meeting of stockholders of Zenith Electronics Corporation (the "Company") will be held on Tuesday, April 25, 1995 at 9:00 a.m. at 1000 Milwaukee Avenue, Glenview, Illinois, for the following purposes:

        1.      To elect ten directors.
        2. To amend the Company's Restated Certificate of Incorporation to increase the authorized common stock of the Company from 100,000,000 to 150,000,000 shares, $1 par value.
        3.      To approve the selection of independent auditors.
        4.      To act on two stockholder proposals.

        Only holders of Common Stock of Zenith Electronics Corporation of record at the close of business on March 1, 1995 will be entitled to vote at the meeting or any adjournment thereof.

        To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the company in reducing the expense of additional proxy solicitation.

                              ON BEHALF OF YOUR BOARD OF DIRECTORS



                              DAVID S. LEVIN
                              Secretary

                                                      DETACH PROXY CARD HERE
- ------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3

1. Election of Directors        FOR all nominees   [ ]       WITHHOLD AUTHORITY to vote     [ ]         EXCEPTIONS    [ ]
                                listed below                 for all nominees listed below

   Nominees: Harry G. Beckner, T. Kimball Brooker, David H. Cohen, Ilene S. Gordon, Charles Marshall, Gerald M. McCarthy,
             Andrew NcNally IV, Albin F. Moschner, Jerry K. Pearlman and Peter S. Willmott.

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name

2. Adoption of an Amendment to the Restated Certificate of Incorporation authorizing additional Common Stock.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

3. Selection of Arthur Andersen LLP as independent auditors of the Company.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4 AND 5
4. Stockholder proposal regarding cumulative voting.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

5. Stockholder  proposal regarding report on Mexican operations.

                                   FOR   [ ]            AGAINST   [ ]             ABSTAIN   [ ]

                                                                                                        Change of Address or
                                                                                                        Comments Mark Here   [ ]

                                                                                         Please sign exactly as name appears hereon.
                                                                                         Persons signing in a representative
                                                                                         capacity should indicate their capacity.
                                                                                         A proxy for shares held in a joint
                                                                                         ownership should be signed by each owner.
                                                                                         If a Corporation, please sign in full
                                                                                         corporate name by President or other
                                                                                         authorized officer.

                                                                                         DATED:_____________________________, 1995

                                                                                         _________________________________________
                                                                                                   Signature of Stockholder

                                                                                         _________________________________________
                                                                                                   Signature of Stockholder

                                                                                         VOTES MUST BE INDICATED
PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.            (X) IN BLACK OR BLUE INK.   [ ]